Exhibit 10.1B

                 AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT

      THIS AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT (the "Amendment") is executed as of the 1st day of February, 1999, by and among GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C. ("GDREC") and AB CAPITAL, L.L.C. ("Buyer"), and amends that certain Asset Purchase and Sale Agreement (the "Asset Purchase Agreement") dated January 15, 1999, which was previously executed by and among such parties.

      FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Asset Purchase Agreement as set forth below.

      1. Capitalized terms used but not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

      2. The first sentence of Section 19 of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

      "19. No-Shop Agreement. From the date of this Agreement until the earliest to occur of (a) the date on which this Agreement is terminated, (b) the Closing Date, (c) July 15, 1999, or (d) such date mutually agreed upon by Buyer and Seller, neither Seller, Seller's members, Seller's authorized agents nor any of Seller's affiliates shall, directly or indirectly, solicit, initiate or encourage the submission of inquiries, proposals or offers from any corporation, partnership, person or other entity or group relating to any acquisition or purchase of assets of, or any equity interest in, Seller or of all or any portion of the Seller's Assets or any tender or exchange offer, merger, consolidation, business combination, recapitalization, spin-off, liquidation, dissolution or similar transaction involving, directly or indirectly, Seller (each an "Acquisition Proposal") or accept any Acquisition Proposal (other than any Acquisition Proposal proposed by Buyer)."

      3. The parties to the Asset Purchase Agreement hereby acknowledge and agree that, notwithstanding anything to the contrary in the Asset Purchase Agreement, the Intangibles included in Seller's Assets include, without limitation, the name "Greater Dubuque Riverboat Entertainment Company" and that, as of Closing of the Asset Purchase Agreement, Buyer shall be entitled to use such name as its own.

      4. Except as expressly amended hereby, the terms and conditions of the Asset Purchase Agreement remain in full force and effect as stated therein. If there are conflicts between the terms of the Asset Purchase Agreement and the terms of this Amendment, the terms of this Amendment control.
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      IN WITNESS WHEREOF, the parties hereto have duly executed this AMENDMENT
TO ASSET PURCHASE AND SALE AGREEMENT as of the day and year first above written.


    AB Capital, L.L.C.                 Greater Dubuque Riverboat
                                       Entertainment Company, L.C.


By: /s/ Brent Stevens              By: /s/ Donald Iverson
   ---------------------------        ------------------------------------
        Brent Stevens                      Donald Iverson
                                           Chairman - Management Committee
Its: Managing Member